SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2004

Computer Horizons Corp.

 (Exact name of registrant as specified in its charter)

New York	0-7282	13-2638902
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

49 Old Bloomfield Avenue
	Mountain Lakes, New Jersey	07046-1495
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report)

Item 5                     Other Events and Required FD Disclosure.

                As previously reported in Computer Horizon Corp.’s (the “Company”) Form 10-K for the year ended December 31, 2003, the Company’s 2001 federal income tax return resulted in a net operating loss carryback claim and federal income tax refund.  Because the 2001 income tax return reflected a loss that was subject to determination by the Internal Revenue Service, the Company recorded reserves for the tax benefits resulting from the carryback.  The Internal Revenue Service and the Joint Committee on Taxation have completed their examination of the Company’s 2001 federal income tax return and federal refund claims, and have accepted them without change.  Accordingly, the reserves, consisting primarily of the tax benefit reserve of $19.6 million, are no longer required.  The release of these reserves, shown as current liabilities at December 31, 2003, will result in an increase in working capital for the first quarter of 2004, along with additional paid-in-capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated:    March 26, 2004

COMPUTER HORIZONS CORP.

By:	/s/ William J Murphy
William J. Murphy
Chief Executive Officer and President